Exhibit 23.2

To Whom It May Concern:

We consent to the incorporation by reference in this Registration Statement, as amended, on Form S-1 of our report dated April 11, 2025 with respect to the financial statements of Vidello Limited for the years ended March 31, 2024 and 2023.

We also consent to the references to us under the headings “Experts” in such Registration Statement.

Very truly yours,

/s/ Bush & Associates CPA LLC

Bush & Associates CPA LLC (PCAOB 6797)

Las Vegas, Nevada

November 21, 2025

9555 S Eastern Ave., Suite 280, Las Vegas, NV 89123 ● 702.703.5979 ● www.bushandassociatescpas.com